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                                                                   Exhibit 10.12


                         AMENDMENT TO RIGHTS AGREEMENT

1. GENERAL BACKGROUND. In accordance with Section 5.4 of the Rights Agreement between First Chicago Trust Company of New York (the "Rights Agent") and Varian Semiconductor Equipment Associates, Inc. dated February 19, 1999 (the "Agreement"), the Rights Agent and Varian Semiconductor Equipment Associates, Inc. desire to amend the Agreement to appoint EquiServe Trust Company, N.A.

2. EFFECTIVENESS. This Amendment shall be effective as of October 15, 2001 (the "Amendment") and all defined terms and definitions in the Agreement shall be the same in the Amendment except as specifically revised by the Amendment.

3. REVISION. The section in the Agreement entitled "Change of Rights Agent" is hereby deleted in its entirety and replaced with the following:

       Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common stock or Preferred stock by registered or certified mail and to the holders of the Right in accordance with Section 5.9. The Company may remove the Rights Agent of any successor Rights Agent, as the case may be upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common stock or Preferred stock by registered or certified mail, and to the holders of the Right in accordance with Section 5.9. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated rights Agent or by the holder of any Rights (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiciton for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States or the State of New York or Massachuetts or of any other state as long as such corporation is authorized to do business in the State of New York or Massachussetts, in good standing, which is authorized under such laws to exercise corporate

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       Trust or stock transer powers and is subject to supervision or examination by federal or state authority and which has individually or combined with an affiliate at the time of its appintment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally been named as Rights Agent and transer act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any proporty at the time held by it hereunder, and execute and deliver an further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common stock of preferred stock, and mail a notice thereof in writing to be the holders of the Rights in accordance with
       Section 5.9. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

4. Except as amended hereby, the Agreement and shall all schedules or exhibits thereto shal lremain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officerse, as of this 15th day of October, 2001.


VARIAN SEMICONDUCTOR                      FIRST CHICAGO CO. OF NEW YORK
EQUIPMENT ASSOCIATES, INC.

/s/ Alan L. McKinnon Sr.                  /s/ M.J. Foley
----------------------------              -----------------------------------
By: Alan L. McKinnon Sr.                  By: M.J. Foley
Title: Corporate Treasurer                Title: Chief Marketing Officer